SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2003

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive, 11th Floor

New Haven, Connecticut 06511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 401-3330

Item 5.    Other Events and Regulation FD Disclosure.

On June 19, 2003, the Registrant issued a press release announcing a corporate restructuring to focus resources on continuing to advance the Company’s broad pipeline of protein, antibody, and small molecule therapeutics into preclinical and clinical development. As part of this process, the registrant is immediately reducing its employee base by approximately 80 people, or approximately 20% of its employees. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits.

(c) The following exhibits are filed with this report:

Exhibit Number	Description

99.1	Press Release dated June 19, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION (Registrant)

Date: June 20, 2003	By:	/s/ David M. Wurzer
Name: David M. Wurzer Title: Executive Vice President, Chief Financial Officer and Treasurer